EXHIBIT 99

FEDERAL REALTY INVESTMENT TRUST

Supplemental Information

September 30, 2003

TABLE OF CONTENTS

1.	Third Quarter 2003 Earnings Press Release	3

2.	Financial Highlights
	Summarized Operating Results	8
	Summarized Balance Sheet	9
	Funds From Operations / Funds Available for Distribution / Summary of Capital Expenditures	10
	Market Data / Capital Availability / Operational Statistics	11

3.	Summary of Debt
	Summary of Outstanding Debt	12
	Summary of Debt Maturities	13

4.	Summary of Current and Future Redevelopment Opportunities	14

5.	Santana Row Summary	15

6.	Acquisitions and Dispositions – Year to Date	16

7.	Real Estate Status Report	17

8.	Shopping Center / Street Retail Summary	19

9.	Leasing Summary
	Retail Leasing Summary – Comparable	20
	Retail Leasing Summary – Non-comparable	21

10.	Lease Expirations	22

11.	Occupancy Summary
	Occupancy Summary – Overall	23
	Occupancy Summary – Same Center	24

12.	Summary of Top 25 Tenants – Prospective	25

13.	Reconciliation of Non-GAAP Disclosures	26

14.	Glossary of Terms	27

1626 East Jefferson Street

Rockville, Maryland 20852-4041

301/998-8100

Certain matters discussed within this Supplemental Information may be deemed to be forward looking statements within the meaning of the federal securities laws. Although we believe the expectations reflected in the forward looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained. The factors that may impact these expectations include:

•	risks that growth will be limited if additional capital cannot be obtained;
•	risks of financing, such as our ability to consummate additional financings or obtain replacement financing on terms which are acceptable to us, our ability to meet existing financial covenants and the possibility of increases in interest rates that would result in increased interest expense;
•	risks normally associated with the real estate industry, including risks that tenants will not pay rent or that we may be unable to renew leases or relet space at favorable rents as leases expire, that new acquisitions or development, construction and renovation projects, including Santana Row, may fail to perform as expected, that competition for acquisitions could result in increased prices, that there may be environmental risks at our properties, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;
•	risks related to our status as a REIT for federal income tax purposes, such as the existence of complex regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation and the adverse consequences of the failure to qualify as a REIT; and
•	those risks detailed from time to time in our SEC reports, including our current report on Form 8-K filed with the SEC on March 25, 2003, our annual report on Form 10-K filed with the SEC on March 26, 2003 and our quarterly reports on Form 10-Q. Federal Realty assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

FOR IMMEDIATE RELEASE

Investor Inquiries	Media Inquiries
Andrew Blocher	Kristine Warner
Vice President, Capital Markets & Investor Relations	Director, Corporate Communications
301/998-8166	301/998-8212
ablocher@federalrealty.com	kwarner@federalrealty.com

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES

THIRD QUARTER 2003 OPERATING RESULTS

Board of Trustees Approves Residential Rebuild on

Santana Row’s Building 7

ROCKVILLE, Md. (November 3, 2003) – Federal Realty Investment Trust (NYSE:FRT) today reported operating results for the quarter ended September 30, 2003.

•	Funds from operations (FFO) was $0.66 per diluted share for the third quarter and net income per diluted share was $0.44.

•	When compared to third quarter 2002, same-center property operating income increased 3.1% excluding redevelopment or expansion properties, and 4.1% when redevelopments and expansions are included.

•	Cash rent increases on lease rollovers were 14% for the third quarter on 408,000 square feet of comparable retail space.

•	At Santana Row, 96% of the residential units and 85% of the Phase I retail square footage were leased as of October 23, 2003.

•	Through October 31, 2003, the Trust acquired four shopping center assets (committing a total of $125.5 million of capital) and completed five dispositions generating net proceeds of $29.0 million.

Financial Results

Federal Realty reported FFO of $33.3 million for the third quarter of 2003, or $0.66 per diluted share. This compares to FFO of $29.7 million for the third quarter of 2002, or $0.67 per diluted share. Net income available for common shareholders was $21.7 million, or $0.44 per diluted share for the quarter ended September 30, 2003. For the third quarter of 2002, the Trust reported net income available for common shareholders of $13.6 million, or $0.31 per diluted share.

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FEDERAL REALTY INVESTMENT TRUST ANNOUNCES

THIRD QUARTER 2003 OPERATING RESULTS

November 3, 2003

Portfolio Results

On a same-center basis, excluding redevelopment or expansion properties, property operating income increased 3.1% over third quarter 2002. When redevelopment or expansion properties are included in the same-center results, property operating income increased 4.1% from third quarter 2002. As of September 30, 2003, retail occupancy on a same-center basis was 95.2% compared to 94.8% on June 30, 2003, and 95.5% on September 30, 2002. Overall occupancy was 93.9% as of September 30, 2003, compared to 93.1% on June 30, 2003, and 95.5% on September 30, 2002.

During the third quarter, the Trust signed 84 leases for over 493,000 square feet of retail space. On a comparable space basis (i.e. spaces for which there was a former tenant), the Trust leased 408,000 square feet at an average cash-basis contractual rent increase per square foot (i.e. excluding the impact of straight-line rents) of 14%. The weighted-average contractual rent on this comparable space for the first year of the new lease was $17.56 per square foot compared to the weighted-average contractual rent of $15.36 per square foot for the last year of the prior lease. The previous weighted-average contractual rent is calculated by including both the minimum rent and the percentage rent actually paid during the last year of the lease term for the re-leased space. For the first nine months of 2003, Federal Realty has leased over 1 million square feet of comparable retail space at an average contractual rent increase of 16%. On a GAAP basis (i.e. including the impact of straight-line rents), rent increases per square foot were 24% on the 408,000 square feet of comparable space re-leased during the third quarter, and 27% year-to-date. As of September 30, 2003, Federal Realty’s weighted-average contractual rent for retail space in its portfolio was $17.49 per square foot.

“We met or exceeded third quarter expectations for each of our key production and financial measures, including leasing, occupancy and earnings,” stated Donald C. Wood, Federal Realty’s President and Chief Executive Officer. “In addition, we have effectively recycled capital from slower growth assets, including Greenwich Avenue and Coolidge Corner, into higher growth assets, such as Mercer Mall and Plaza del Mercado, as well as a growing number of value-added redevelopment opportunities in our existing portfolio.”

Santana Row

At Santana Row, Federal Realty’s mixed-use community in San Jose, Calif., 85% of the Phase I retail space was leased as of October 23, 2003, with 90 tenants open and operating, representing 73% of the available Phase I retail space as of that date. In comparison, on July 25, 2003, Santana Row’s Phase I retail space was

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FEDERAL REALTY INVESTMENT TRUST ANNOUNCES

THIRD QUARTER 2003 OPERATING RESULTS

November 3, 2003

81% leased with 80 tenants open, representing 65% of the available retail space. The Container Store, a 32,000 square foot component of Santana Row Phase II opened for business on October 23, ahead of schedule, and Best Buy remains on schedule to open on November 7.

With respect to the residential component of Santana Row, 96% of the 255, Phase I residential units were leased as of October 23, 2003. As a result of continued strong demand for residential units at Santana Row, the Trust’s Board of Trustees recently approved the development of 96 townhomes and 160 flats on the Building 7 podium to replace the units that were destroyed in the August, 2002 fire. Construction is expected to commence shortly, with delivery of the first units expected in early 2005 with the balance delivered later in that year. The Trust will invest nearly $60 million of incremental capital to complete the residential development, and expects to earn an unleveraged return of at least 10.5% on its incremental investment upon stabilization in 2006.

“Phase II of Santana Row, which was 95% pre-leased to Best Buy and The Container Store, is coming on line ahead of schedule, under budget, and above our projected returns,” said Mr. Wood. “Using the knowledge we’ve gained from the lease-up of the 255 residential units in Phase I, and an extensive redesign with a focus on costs, we are confident in our ability to develop these new 256 units on time, on budget and at attractive incremental returns.”

Guidance

Federal Realty today reconfirmed previous expectations for 2003 FFO per diluted share of $2.60, before the impact of the $3.4 million (or $0.07 per diluted share) change in accounting related to the redemption of preferred shares in the second quarter pursuant to EITF Issue D-42, and increased net income per diluted share expectations to $1.26. In addition, the Trust provided initial guidance for 2004 FFO per diluted share of between $2.72 and $2.76, or $1.06 to $1.10 of net income per diluted share.

“We’re thrilled to return to positive FFO growth for the first time since 2001,” said Larry E. Finger, Federal Realty’s Senior Vice President and Chief Financial Officer. “This demonstrates the quality of our portfolio and the successful execution of our plan.”

Summary of Other Quarterly Activities and Recent Developments

•

November 3, 2003 – Federal Realty announced the acquisition of Plaza del Mercado, an approximately 96,000 square foot shopping center in Silver Spring, Md. anchored by a CVS Pharmacy and an undersized Giant Food. The Trust acquired the fee interest in the shopping center for $20.0 million in cash in an off-market transaction, representing a capitalization rate of 8.1% based on management’s estimate of projected, cash-basis property operating

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FEDERAL REALTY INVESTMENT TRUST ANNOUNCES

THIRD QUARTER 2003 OPERATING RESULTS

November 3, 2003

income over the next 12 months. Redevelopment opportunities, which include a potential grocer expansion and additional gross leaseable area, are projected to increase the yield and value of the property in the next few years, subject to entitlement, leasing and redevelopment risk. In addition, Federal Realty announced the sale of 234 Greenwich Avenue, a 15,000 square foot street retail asset, for $7.95 million, which represented a 5.97% capitalization rate based on management’s estimate of projected, cash-basis property operating income over the next 12 months.

•	October 15, 2003 – Federal Realty announced the acquisition of Mercer Mall, a community shopping center in Mercer County, N.J. The Trust entered into a master lease for the 390,000 square foot primary portion of the shopping center, and acquired a fee interest in 20,000 additional square feet of the Property. The Property is currently 80% occupied, and has significant redevelopment opportunities including the lease-up of vacant anchor spaces, the addition of gross leaseable area, and an upgrade of common areas and facades. Federal Realty expects to increase the yield and value of the property through a redevelopment and expansion of Mercer Mall, subject to entitlement, leasing and redevelopment risk.

•	October 8, 2003 – The Trust closed and funded a new $550 million unsecured credit facility. The new facility, consisting of a $100 million three-year term loan, a $150 million five-year term loan and a $300 million revolving credit facility, replaced Federal Realty’s $300 million revolving credit facility and $125 million term loan, both of which were scheduled to expire on December 19, 2003.

•	September 16, 2003 – Federal Realty announced the sale of Coolidge Corner, a 13,000 square foot Street Retail building in Brookline, Mass., and a 17.7-acre land parcel in Hillsboro, Ore. The sales price for Coolidge Corner represented a 7.4% capitalization rate based on management’s estimate of projected, cash-basis property operating income over the next 12-months. The Trust projected Coolidge Corner would generate a growth rate in annualized property operating income well below Federal Realty’s expectations for its portfolio. Together, the sales generated combined net proceeds of $17.3 million for the Trust.

•	August 11, 2003 – Federal Realty announced that its Board of Trustees increased the common dividend to $0.49 per common share, marking the 36th consecutive year that the Trust has increased its common dividend, the longest such record in the REIT sector.

Conference Call Information

Federal Realty’s management team will present an in-depth discussion of the Trust’s operating performance on its third quarter earnings conference call, which is scheduled for Tuesday, November 4, 2003, at 1 p.m.

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FEDERAL REALTY INVESTMENT TRUST ANNOUNCES

THIRD QUARTER 2003 OPERATING RESULTS

November 3, 2003

EST. To participate, please call (800) 857-7003 five to ten minutes prior to the call’s start time and use the Passcode EARNINGS (required). The conference leader is Andrew Blocher. Federal Realty will also provide an online Web Simulcast on the company’s Web site, www.federalrealty.com, which will remain available for 14 days following the call. A telephone recording of the call will also be available for 14 days by dialing (800) 925-2730.

Federal Realty Investment Trust is an equity real estate investment trust specializing in the ownership, management, development, and redevelopment of shopping centers and Street Retail properties. Federal Realty’s portfolio contains approximately 16.2 million square feet located primarily in strategic metropolitan markets in the Northeast, Mid-Atlantic, and Western United States. The operating portfolio was 94% occupied by over 2,000 national, regional, and local retailers as of September 30, 2003, with no single tenant accounting for more than 2.5% of rental revenue. Federal Realty has paid quarterly dividends to its shareholders continuously since its founding in 1962, and has increased its dividend rate for 36 consecutive years, the longest consecutive record in the REIT industry.

Shares of Federal Realty are traded on the NYSE under the symbol FRT. Additional information about Federal Realty can be found on the Internet at www.federalrealty.com.

Safe Harbor Language

Certain matters discussed within this press release may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. The factors that may impact these expectations include:

•	risks of financing, such as our ability to consummate additional financings or obtain replacement financing on terms which are acceptable to us, our ability to meet existing financial covenants and the possibility of increases in interest rates that would result in increased interest expense;

•	risks that our growth will be limited if we cannot obtain additional capital;

•	risks normally associated with the real estate industry, including risks that our tenants will not pay rent or that we may be unable to renew leases or relet space at favorable rents as leases expire, that new acquisitions or our development, construction and renovation projects, including our Santana Row project, may fail to perform as expected, that competition for acquisitions could result in increased prices, that we may have environmental risks at our properties, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;

•	risk of delay and cost overruns in construction of the residential units on Building 7;

•	risks that we will be unable to lease the new residential units on Building 7 at the rates, or as quickly, as we have projected;

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FEDERAL REALTY INVESTMENT TRUST ANNOUNCES

THIRD QUARTER 2003 OPERATING RESULTS

November 3, 2003

•	risks that the costs of operating the residential units on Building 7, including real estate taxes and insurance, will be higher than anticipated;

•	risks related to our status as a REIT for federal income tax purposes, such as the existence of complex regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation and the adverse consequences of the failure to qualify as a REIT; and

•	those additional risks detailed from time to time in our SEC reports, including our current report on Form 8-K filed with the SEC on March 25, 2003, our annual report on Form 10-K filed with the SEC on March 26, 2003 and our quarterly reports on Form 10-Q.

Federal Realty assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

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Federal Realty Investment Trust

Income Statement

September 30, 2003

Financial Highlights

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2003	2002	2003	2002
OPERATING RESULTS
Revenues
Rental income	$81,387	$72,041	$241,482	$213,532
Interest and other income	4,911	4,412	13,191	11,392
Other property income	931	1,644	3,805	3,762

	87,229	78,097	258,478	228,686
Expenses
Rental	19,126	17,450	60,068	49,196
Real estate taxes	8,998	7,813	25,673	22,917

Total property operating expenses	28,124	25,263	85,741	72,113

Property operating income	59,105	52,834	172,737	156,573

Interest	18,719	13,540	54,550	45,313
Administrative	3,221	3,713	9,642	10,209
Restructuring expenses	—	—	—	8,489
Depreciation and amortization	18,710	16,037	54,223	47,718

Total other expenses	40,650	33,290	118,415	111,729

Operating income before minority interests and discontinued operations	18,455	19,544	54,322	44,844
Minority interests	(1,053)	(1,081)	(3,257)	(3,357)

Income from continuing operations	17,402	18,463	51,065	41,487
Operating income from discontinued operations	21	41	309	1,567
Gain on sale of real estate net of loss on abandoned developments held for sale	7,172	—	7,723	9,454

Net income	24,595	18,504	59,097	52,508
Preferred stock redemption – excess of redemption cost over carrying value	—	—	(3,423)	—
Dividends on preferred stock	(2,869)	(4,856)	(12,215)	(14,568)

Net income available for common shareholders	$21,726	$13,648	$43,459	$37,940

Funds from Operations
Net income available for common shareholders	$21,726	$13,648	$43,459	$37,940
Gain on sale of real estate net of loss on abandoned developments held for sale	(7,172)	—	(7,723)	(9,454)
Depreciation and amortization of real estate assets	16,974	14,614	49,146	43,672
Amortization of initial direct costs of leases	1,427	1,175	4,173	3,546
Income attributable to operating partnership units	375	263	816	777

Funds from operations	$33,330	$29,700	$89,871	$76,481

Weighted average number of common shares, diluted	50,216	44,036	48,004	42,421

Funds from operations per share	$0.66	$0.67	$1.87	$1.80

Earnings per common share, basic
Income from continuing operations	$0.30	$0.32	$0.76	$0.65
Discontinued operations	0.14	—	0.17	0.27

	$0.44	$0.32	$0.93	$0.92

Weighted average number of common shares, basic	48,935	42,802	46,810	41,155

Earnings per common share, diluted
Income from continuing operations	$0.30	$0.31	$0.75	$0.65
Discontinued operations	0.14	—	0.17	0.26

	$0.44	$0.31	$0.92	$0.91

Weighted average number of common shares, diluted	50,216	44,036	48,004	42,421

Federal Realty Investment Trust

Balance Sheet

September 30, 2003

Financial Highlights

(in thousands)

	September 30, 2003	December 31, 2002
	(unaudited)
BALANCE SHEET DATA

Assets

Real estate, at cost
Operating	$2,185,976	$1,966,338
Development	189,572	340,488

	2,375,548	2,306,826
Less accumulated depreciation and amortization	(499,017)	(450,697)

	1,876,531	1,856,129
Other Assets

Mortgage notes receivable	33,656	35,577
Cash and investments	38,013	23,123
Receivables	23,487	18,722
Other assets	72,357	65,827

Total Assets	$2,044,044	$1,999,378

Liabilities and Shareholders’ Equity

Obligations under capital leases, mortgages and construction loans	$354,914	$383,812
Notes payable	334,609	207,711
Senior notes	535,000	535,000
5 1/4% Convertible subordinated debentures	—	75,000
Other liabilities	139,630	153,568

Total Liabilities	1,364,153	1,355,091

Preferred stock	135,000	235,000

Common Shares and Other Shareholders’ Equity	544,891	409,287

Total Liabilities and Shareholders’ Equity	$2,044,044	$1,999,378

Federal Realty Investment Trust

Funds From Operations / Funds Available for Distribution / Summary of Capital Expenditures

September 30, 2003

	Three months ended
	September 30, 2003	September 30, 2002
	(in thousands, except per share data)
Funds From Operations (FFO) (1)

Net income available for common shareholders	$21,726	$13,648
(Gain) on sale of assets	(7,172)	—
Depreciation and amortization of real estate assets	16,974	14,614
Amortization of initial direct costs of leases	1,427	1,175
Income attributable to operating partnership units	375	263

FFO	$33,330	$29,700

Weighted average number of common shares, diluted	50,216	44,036

FFO per share	$0.66	$0.67

Funds Available for Distribution (FAD)

FFO	$33,330	$29,700
Maintenance capital expenditures	(1,665)	(1,648)

FAD	$31,665	$28,052

Common dividends declared	$24,090	$21,001

Dividend payout ratio as a percentage of FFO	72%	71%

Dividend payout ratio as a percentage of FAD	76%	75%

Summary of Capital Expenditures

Non-maintenance Capital Expenditures
Development, net of insurance reimbursements	$11,201	$68,030
Acquisition Related (2)	50	10
Redevelopments and Expansions	15,828	2,770
Tenant Improvements	4,745	1,430

Total Non-maintenance Capital Expenditures	31,824	72,240

Maintenance Capital Expenditures	1,665	1,648

Total Capital Expenditures	$33,489	$73,888

Note:

(1)	See Glossary of Terms.
(2)	Capital expenditures related to properties acquired in the last two years for which non-maintenance expenditures were planned at the time of the acquisition underwriting.

Federal Realty Investment Trust

Market Data / Capital Availability / Operational Statistics

September 30, 2003

	As of
	September 30, 2003		September 30, 2002
	(in thousands, except per share data)
Market data
Common shares outstanding	49,164		43,301

Market price per common share	$36.86		$27.00

Series A preferred shares outstanding (1)	—		4,000

Market price per Series A preferred share	—		$24.95

Series B preferred shares outstanding	5,400		5,400

Market price per Series B preferred share	$27.00		$25.80

Equity market capitalization	$1,957,985		$1,408,247

Total debt (2)	1,120,317		1,092,610

Total market capitalization	$3,078,302		$2,500,857

Total debt to market capitalization	0.32:1		0.44:1

Capital availability:
Cash on hand	$33,656		$24,652
Tax deferred exchange escrows	—		55,204
Available capacity under line of credit	102,000		235,000
Available capacity under Santana Row construction loan (3)	—		143,675
Available for issuance under shelf registration statement	400,000		130,240

	$535,656		$588,771

	Nine months ended September 30, 2003		Nine months ended September 30, 2002
Operational statistics
Ratio of earnings to fixed charges (4)	1.59	x	1.36	x(5)

Ratio of earnings to combined fixed charges and preferred share dividends (4)	1.34	x	1.11	x(5)

Ratio of EBITDA to combined fixed charges and preferred share dividends (4) (6)	2.01	x	1.69	x(5)

Administrative expense as a percentage of total revenues	3.70%		4.50%

Note:

(1)	Series A Preferred Shares were redeemed on June 13, 2003.
(2)	Total debt includes mortgages and construction loans payable, notes payable, senior notes and debentures. The 5.25% convertible subordinated debentures were redeemed and paid in full in June 2003.
(3)	Santana Row construction loan retired on November 19, 2002.
(4)	Earnings consist of income before gain (loss) on sale of real estate and fixed charges. Fixed charges consist of interest on borrowed funds (including capitalized interest), amortization of debt discount and expense and the portion of rent expense representing an interest factor. Preferred share dividends consist of dividends paid on outstanding Series A preferred shares and Series B preferred shares.
(5)	Includes an $8.5 million restructuring charge incurred in the first quarter of 2002. Excluding this charge the ratio of earnings to fixed charges would have been 1.49x, the ratio of earnings to combined fixed charges and preferred share dividends would have been 1.22x and the ratio of EBITDA to combined fixed charges and preferred share dividends would have been 1.80x.
(6)	See Glossary of Terms for reconciliation of EBITDA to net income.

Federal Realty Investment Trust

Summary of Outstanding Debt

September 30, 2003

	Maturity	Effective Rate		Balance
				(in thousands)
Mortgage Loans
Leesburg Plaza	10/01/08	6.510%		$9,900
164 E Houston Street	10/06/08	7.500%		240
Federal Plaza	06/01/11	6.750%		35,638
Tyson’s Station	09/01/11	7.400%		6,782
Barracks Road	11/01/15	7.950%		44,300
Hauppauge	11/01/15	7.950%		16,700
Lawrence Park	11/01/15	7.950%		31,400
Wildwood	11/01/15	7.950%		27,600
Wynnewood	11/01/15	7.950%		32,000
Brick Plaza	11/01/15	7.415%		33,000
Mount Vernon	04/15/28	5.660%		13,148	(a)

				$250,708

Notes payable
Revolving credit facilities	12/19/03	libor + .80	%(b)	$198,000
Term note with banks	12/19/03	6.22	%(c)	125,000
Note issued in connection with renovation of Perring Plaza	01/31/13	10.00%		2,164
Escondido (Municipal bonds)	10/01/16	3.060	%(d)	9,400
Other	various	various		45

				$334,609

Unsecured Public Debt

Notes and Debentures
6.74% Medium Term Notes (e)	03/10/04	6.370%		$39,500
6.625% Notes (fixed)	12/01/05	6.625%		40,000
6.99% Medium Term Notes (e)	03/10/06	6.894%		40,500
6.125% Notes (f)	11/15/07	6.325%		150,000
8.75% Notes	12/01/09	8.750%		175,000
7.48% Debentures	08/15/26	7.480%		50,000
6.82% Medium Term Notes	08/01/27	6.820%		40,000

				$535,000

							Weighted average interest rate
Total fixed rate debt				$912,917		81.49%	7.24%
Total variable rate debt				207,400		18.51%	2.07	%(g)

Total debt				$1,120,317		100.00%	6.28%

Capital lease obligations
Various through 2077 (h)				$104,206

Total debt and capital lease obligations				$1,224,523

(a)	The lender has the option to call the loan after year ten.
(b)	This information is as of September 30, 2003. On October 8, 2003, we closed on a new $550 million unsecured credit facility which replaced our $300 million revolving credit facility and $125 million term loan, both of which were due to mature on December 19, 2003. The new credit facility consists of a $150 million five-year term loan, a $100 million three-year term loan, and a $300 million three-year revolving credit facility, with a one-year extension option. The term loans bear interest at LIBOR plus 95 basis points, while the revolving facility bears interest at LIBOR plus 75 basis points.
(c)	LIBOR plus 95 basis points. The Trust purchased interest rate swaps or hedges on this note, thereby locking in the LIBOR interest rate at 5.27%.
(d)	The bonds bear interest at a variable rate determined weekly to be the interest rate which would enable the bonds to be remarketed at 100% of their principal amount. The weighted average interest rate for the nine months ended September 30, 2003 was 2.9%.
(e)	The Trust purchased interest rate swaps at issuance, thereby reducing the effective interest on these notes.
(f)	The Trust purchased an interest rate lock to hedge the note offering. A hedge loss of $1.5 million associated with this hedge is being amortized into the November 2002 note offering thereby increasing the effective interest rate on these notes to 6.325%.
(g)	Weighted average interest rate on variable rate debt as of September 30, 2003.
(h)	Weighted average interest rate on capital lease obligations as of September 30, 2003, is 10.1% on a basis of minimum rent and 13.7% including performance based participation rent paid by the Trust.

Federal Realty Investment Trust

Summary of Debt Maturities

September 30, 2003

DEBT MATURITIES

(in thousands)

Year	Scheduled Amortization	Maturities		Total		Percent of Debt Expiring	Cumulative Percent of Debt Expiring
2003	$389	$323,000	(1)	$323,389	(1)	29.0%	29.0%
2004	3,068	39,500		42,568		3.8%	32.8%
2005	3,336	40,000		43,336		3.9%	36.7%
2006	3,700	40,500		44,200		3.9%	40.6%
2007	3,991	150,000		153,991		13.8%	54.4%
2008	4,241	9,541		13,782		1.2%	55.6%
2009	4,437	175,045		179,482		16.0%	71.6%
2010	4,789	—		4,789		0.4%	72.0%
2011	4,670	37,236		41,906		3.7%	75.7%
2012	4,638	—		4,638		0.4%	76.1%
Thereafter	23,029	245,207		268,236		23.9%	100.0%

Total	$60,288	$1,060,029		$1,120,317		100.00%

Note:

(1)	Includes $198 million balance on revolving credit facility and $125 million balance on term loan. This information is as of September 30, 2003. On October 8, 2003, we closed on a new $550 million unsecured credit facility which replaced our $300 million revolving credit facility and $125 million term loan, both of which were due to mature on December 19, 2003. The new credit facility consists of a $150 million five-year term loan, a $100 million three-year term loan, and a $300 million three-year revolving credit facility, with a one-year extension option. The term loans bear interest at LIBOR plus 95 basis points, while the revolving facility bears interest at LIBOR plus 75 basis points.

Federal Realty Investment Trust

Summary of Current and Future Redevelopment Opportunities

September 30, 2003

Current Redevelopment Opportunities (1) ($ millions)

Property	Location	Opportunity	Projected ROI (2)	Projected Cost (1)	Cost to Date
Projects Anticipated to Stabilize in 2003 (3)

Congressional Plaza	Rockville, MD	Addition of 146-unit apartment building and structured parking in existing parking field	10%	$12.4	$12.2
Bethesda Row	Bethesda, MD	Grocery expansion, new pad site, GLA expansion and re-tenanting (restaurant)	9%	$5.9	$5.1
Ellisburg Circle	Cherry Hill, NJ	Re-tenanting (new grocer) and associated expansion	19%	$2.3	$1.3
Lawrence Park	Broomall, PA	New pad site (drug store), common area improvements	19%	$1.8	$0.7
Dedham Plaza	Dedham, MA	Tenant re-location (electronics), parking lot and common area improvements	12%	$1.2	$1.2
Finley Square	Downers Grove, IL	Re-tenanting (office supply)	15%	$1.1	$1.1
Governor Plaza	Glen Burnie, MD	New pad sites (furniture and grocer)	14%	$1.1	$1.0
Old Town Center	Los Gatos, CA	Re-tenanting (office) and site improvements	12%	$0.6	$0.5
Quince Orchard	Gaithersburg, MD	Pad site re-tenanting (drug store)	35%	$0.5	$0.5

Subtotal: Projects Anticipated to Stabilize in 2003 (3) (4)			12%	$27.0	$23.6

Projects Anticipated to Stabilize in 2004 (3)

Santana Row Phase II	San Jose, CA	Two new pad sites (Best Buy and The Container Store) and additional parking	18%	$25.9	$16.7
Third Street Promenade	Santa Monica, CA	Retail redevelopment	10%	$10.7	$10.7
Andorra	Philadelphia, PA	Expansion and re-tenanting (new health club)	14%	$4.0	$0.2
Garden Market	Western Springs, IL	Expansion, re-tenanting (new grocer) and new pad site (existing drug store)	10%	$2.5	$2.4
Brick Plaza	Brick, NJ	Re-tenanting (office supply and home furnishings)	10%	$2.1	$0.0
Bristol Plaza	Bristol, CT	Grocer relocation, canopy and façade renovation	10%	$1.9	$0.0
Bethesda Row	Bethesda, MD	New pad site (fitness equipment)	16%	$0.8	$0.1
Laurel	Laurel, MD	Grocery expansion	21%	$0.4	$0.4
Wildwood	Bethesda, MD	Pad expansion and re-tenanting (bank)	37%	$0.4	$0.0
Lawrence Park	Broomall, PA	Grocery expansion	6%	$0.3	$0.1
Hauppauge Shopping Center	Hauppauge, NY	Pad site re-tenanting (restaurant)	14%	$0.2	$0.0

Subtotal: Projects Anticipated to Stabilize in 2004 (3) (4)			15%	$49.2	$30.6

Total: Projects Anticipated to Stabilize in 2003 and 2004 (3) (4)			14%	$76.2	$54.2

Potential Future Redevelopments Stabilizing After 2004 (3) (5)

Bala Cynwyd	Bala Cynwyd, PA
Bethesda Row - Future Phases	Bethesda, MD
Brunswick Shopping Center	North Brunswick, NJ
Greenlawn Plaza	Greenlawn, NY
Houston Street	San Antonio, TX
Leesburg Plaza	Leesburg, VA
Mercer Mall	Mercer County, NJ
Mount Vernon/South Valley	Alexandria, VA
Pan Am	Fairfax, VA
Rockville Town Square	Rockville, MD
Rutgers Plaza	Franklin, NJ
Santana Row - Future Phases	San Jose, CA
The Village at Shirlington	Arlington, VA
Willow Lawn	Richmond, VA

(1)	These current redevelopment opportunities are being pursued by the Trust. There is no guaranty that the Trust will ultimately complete any or all of these opportunities, that the Projected Return on Investment (ROI) or Projected Costs will be the amounts shown or that stabilization will occur as anticipated. The projected ROI and Projected Cost are management’s best estimate based on current information and may change over time.
(2)	Projected ROI reflects only the deal specific cash, unleveraged Incremental Property Operating Income (POI) generated by the redevelopment and is calculated as Incremental POI divided by cost. Incremental POI is the POI generated by the redevelopment after deducting rent previously in place for the redevelopment space or space taken out of service as a result of the redevelopment. Projected ROI does NOT include peripheral impacts, such as the impact on future lease rollovers at the property or the impact on the long-term value of the property.
(3)	Anticipated Stabilization is the year in which 95% occupancy of the redeveloped space is anticipated to be achieved.
(4)	All subtotals and totals reflect cost weighted-average ROIs.
(5)	These future redevelopment opportunities are being explored by the Trust. There is no guaranty that the Trust will ultimately pursue or complete any or all of these opportunities.

Federal Realty Investment Trust

Santana Row Summary

September 30, 2003

Property Description:	A multi-phased, mixed-use development built on 42 acres in San Jose, California, in the heart of the Silicon Valley. Phase I of the property consists of a 1,500 foot long “main street” and eight buildings comprising approximately 444,000 square feet of retail, 255 residential units, and a 213-room boutique hotel. Phase II consists of two pad sites comprising approximately 84,000 square feet of retail space and 275 additional parking spaces. Phase II is 95% leased to Best Buy and The Container Store.

Retail Summary (1)

	Total Retail Square Footage			Occupied			Leased (Unoccupied)			Available to Lease
Building/Description	Stores	Square Feet	% Leased	Stores	Square Feet	% of Total	Stores	Square Feet	% of Total	Stores	Square Feet	% of Total
1 (Crate & Barrel)	1	40,000	100.0%	1	40,000	100.0%	—	—	0.0%	—	—	0.0%
3 (Primarily luxury)	14	39,489	82.7%	12	32,653	82.7%	—	—	0.0%	2	6,836	17.3%
4 (Primarily luxury)	14	33,609	100.0%	13	29,784	88.6%	1	3,825	11.4%	—	—	0.0%
5 (Hotel and lifestyle)	14	56,900	78.1%	11	40,331	70.9%	1	4,091	7.2%	2	12,478	21.9%
6 (Lifestyle)	7	49,415	100.0%	7	49,415	100.0%	—	—	0.0%	—	—	0.0%
7 (Lifestyle)	34	87,106	91.0%	25	64,328	73.9%	3	14,975	17.2%	6	7,803	9.0%
8 (Lifestyle)	14	40,631	98.3%	13	39,956	98.3%	—	—	0.0%	1	675	1.7%
13 (Restaurants & lifestyle)	12	95,038	58.1%	4	26,167	27.5%	1	29,048	30.6%	7	39,823	41.9%
Kiosks and Carts	5	1,570	69.2%	4	1,086	69.2%	—	—	0.0%	1	484	30.8%

Total Phase I Retail	115	443,758	84.7%	90	323,720	72.9%	6	51,939	11.7%	19	68,099	15.3%
Phase II Retail	3	84,171	95.5%	1	28,458	33.8%	1	51,913	61.7%	1	3,800	4.5%

Total Santana Row Retail	118	527,929	86.4%	91	352,178	66.7%	7	103,852	19.7%	20	71,899	13.6%

Residential Summary (1)

	Total Residential Units			Occupied			Leased (Unoccupied)			Available to Lease
Building	Rent (2)	Units	% Leased	Rent (3)	Units	% of Total	Rent (3)	Units	% of Total	Rent (4)	Units	% of Total
3 (Lofts)	$2.02	98	99.0%	$1.92	96	98.0%	$1.92	1	1.0%	$2.06	1	1.0%
4 (Lofts)	$2.35	100	99.0%	$2.21	95	95.0%	$2.29	4	4.0%	$2.06	1	1.0%
6 (Villas)	$2.47	21	61.9%	$2.31	11	52.4%	$2.49	2	9.5%	$2.49	8	38.1%
8 (Townhouses)	$2.20	36	97.2%	$2.17	34	94.4%	$2.23	1	2.8%	$2.26	1	2.8%

Total Phase I Residential	$2.22	255	95.7%	$2.09	236	92.5%	$2.29	8	3.1%	$2.41	11	4.3%

Hotel Summary

A 213 room boutique hotel owned and operated by the Valencia Group opened in the second quarter of 2003.

Financial Summary (as of September 30, 2003):

All amounts $ million	Projected Cost	Cost to Date (6)(7)	Anticipated Stabilized Yield	Stabilized
(5) Santana Row Phase I	$443	$444	5%	2004
Santana Row Phase II	$26	$17	18%	2004

Notes:

(1)	Retail and residential leasing summaries are as of October 23, 2003.
(2)	Budgeted rents to meet Phase I stabilized yield target.
(3)	Gross rents, though market conditions have dictated concessions of up to one month on a 12 month lease.
(4)	Gross market rents.
(5)	Phase I includes the cost of all land and substantial infrastructure for future phases, net of anticipated insurance proceeds.
(6)	Phase I Cost to Date includes costs associated with the Building 7 fire and clean-up net of related insurance reimbursements.
(7)	Cost to Date of Phase I and II includes real estate of $452 million and other assets of $9 million, such as furniture, amenities, vehicles and equipment.

Federal Realty Investment Trust

Acquisitions and Dispositions

Through September 30, 2003

Acquisitions

Date	Property	City / State	GLA	Acquisition price	Anchor tenant
				(in thousands)
March 21, 2003	South Valley Shopping Center	Alexandria, VA	214,000	$13,700	Home Depot, TJ Maxx

March 31, 2003	Mount Vernon Plaza	Alexandria, VA	257,000	17,500	Shoppers Food Warehouse

			471,000	$31,200

Dispositions

Date	Property	City / State	GLA	Sales price	Anchor tenant
				(in thousands)
June 16, 2003	4929 Bethesda Avenue	Bethesda, MD	6,000	$1,500	n/a

July 31, 2003	4925 Bethesda Avenue	Bethesda, MD	3,400	1,116	n/a

September 12, 2003	Tanasbourne	Hillsboro, OR	n/a	9,750	Land for development

September 15, 2003	Coolidge Corner	Brookline, MA	13,101	8,225	n/a

September 22, 2003	2106 Central Avenue	North Evanston, IL	7,000	1,750	n/a

			29,501	$22,341

Federal Realty Investment Trust

Real Estate Status Report

September 30, 2003

Property Name	Type(1)	MSA Description	Year Acquired	Total Investment		Ownership Percentage	GLA (2)	% Leased	Mortgage or Capital Lease Obligation	Grocery Anchor GLA (3)	Grocery Anchor (3)	Other Principal Tenants
				(in thousands)					(in thousands)
Mid-Atlantic Region

Washington Metropolitan Area
Bethesda Row	SR	Washington, DC-MD-VA-WV	1993-98	79,564		(4)	424,000	99%	12,576	40,000	Giant Food	Barnes & Noble /Landmark Theater
Congressional Plaza	SC	Washington, DC-MD-VA-WV	1965	65,457	(5)	55.8%	339,000	100%		28,258	Whole Foods	Buy Buy Baby / Container Store / Tower
Courthouse Center	SC	Washington, DC-MD-VA-WV	1997	4,292		(6)	37,000	100%
Falls Plaza	SC	Washington, DC-MD-VA-WV	1967	8,157		100.0%	73,000	100%		51,385	Giant Food
Falls Plaza-East	SC	Washington, DC-MD-VA-WV	1972	3,352		100.0%	71,000	100%				CVS / Staples
Federal Plaza	SC	Washington, DC-MD-VA-WV	1989	61,904		100.0%	247,000	98%	35,732			TJ Maxx / CompUSA / Ross
Friendship Center	SR	Washington, DC-MD-VA-WV	2001	33,305		100.0%	119,000	100%				Borders / Linens ‘n Things / Maggiano’s
Gaithersburg Square	SC	Washington, DC-MD-VA-WV	1993	23,822		100.0%	216,000	90%				Bed, Bath & Beyond / Borders / Ross
Idylwood Plaza	SC	Washington, DC-MD-VA-WV	1994	14,913		100.0%	73,000	100%		29,556	Whole Foods
Laurel	SC	Washington, DC-MD-VA-WV	1986	45,626		99.9%	384,000	94%		39,500	Giant Food	Marshalls / Toys R Us
Leesburg Plaza	SC	Washington, DC-MD-VA-WV	1998	20,440		(6)	247,000	65%	9,900	55,330	Giant Food	Peebles
Loehmann’s Plaza	SC	Washington, DC-MD-VA-WV	1983	25,322		(6)	242,000	100%				Bally’s / Linens ‘n Things / Loehmann’s
Magruder’s Center	SC	Washington, DC-MD-VA-WV	1997	10,788		(6)	109,000	100%		30,750	Magruders	Tuesday Morning
Mid-Pike Plaza	SC	Washington, DC-MD-VA-WV	1982	17,280		(7)	304,000	100%	10,041			Linens ‘n Things / Toys R Us / Bally’s / AC Moore
Mount Vernon	SC	Washington, DC-MD-VA-WV	2003	19,595		(7)(6)	254,000	68%	13,210	53,692	Shoppers Food Warehouse
Old Keene Mill	SC	Washington, DC-MD-VA-WV	1976	5,149		100.0%	92,000	100%		24,060	Whole Foods
Pan Am	SC	Washington, DC-MD-VA-WV	1993	25,021		100.0%	218,000	99%		32,725	Safeway	Micro Center / Michaels
Pentagon Row	SR	Washington, DC-MD-VA-WV	1999	87,320		100.0%	296,000	98%		44,623	Harris Teeter	Bally’s / Bed, Bath & Beyond / DSW / Cost Plus
Pike 7	SC	Washington, DC-MD-VA-WV	1997	33,431		100.0%	164,000	100%				Staples / TJ Maxx / Tower
Quince Orchard	SC	Washington, DC-MD-VA-WV	1993	19,078		100.0%	252,000	95%		23,640	Magruders	Circuit City / Staples
Rollingwood Apartments	SR	Washington, DC-MD-VA-WV	1971	6,684		100.0%	N/A	99%
Sam’s Park & Shop	SR	Washington, DC-MD-VA-WV	1995	11,786		100.0%	50,000	100%				Petco
South Valley	SC	Washington, DC-MD-VA-WV	2003	14,195		(6)	218,000	85%				Home Depot / TJ Maxx
Tower	SC	Washington, DC-MD-VA-WV	1998	18,290		100.0%	106,000	94%				Virginia Fine Wine / Talbot
Tyson’s Station	SC	Washington, DC-MD-VA-WV	1978	3,352		100.0%	50,000	100%	6,812			Trader Joes
Village of Shirlington	SR	Washington, DC-MD-VA-WV	1995	32,811		100.0%	204,000	93%				Cineplex Odeon
Wildwood	SC	Washington, DC-MD-VA-WV	1969	16,381		100.0%	86,000	98%	27,600	20,000	Sutton Place Gourmet	CVS

				707,316			4,875,000	94%

Mid-Atlantic Region - Other
Governor Plaza	SC	Baltimore, MD	1985	18,416		99.9%	267,000	100%				Bally’s / Comp USA / Syms / Office Depot
Perring Plaza	SC	Baltimore, MD	1985	23,985		99.9%	402,000	90%		57,706	Metro Foods	Home Depot / Burlington Coat Factory
Barracks Road	SC	Charlottesville, VA	1985	39,563		100.0%	483,000	99%	44,300	91,032	Harris Teeter / Kroger	Bed, Bath & Beyond / Barnes & Noble / Old Navy
Winter Park	SR	Orlando, FL	1996	6,878		100.0%	29,000	100%
Eastgate	SC	Raleigh-Durham-Chapel Hill, NC	1986	15,492		100.0%	159,000	94%		22,938	Southern Season
Shops at Willow Lawn	SC	Richmond-Petersburg, VA	1983	63,004		99.9%	487,000	88%		59,639	Kroger	Dillard’s / Old Navy / Tower Records

				167,337			1,827,000	94%

		Total Mid-Atlantic Region		874,653			6,702,000	94%
Northeast Region

Philadelphia Metropolitan Area
Andorra	SC	Philadelphia, PA-NJ	1988	19,200		99.9%	259,000	97%		23,542	Acme Markets	Kohl’s
Bala Cynwyd	SC	Philadelphia, PA-NJ	1993	23,976		100.0%	281,000	100%		45,000	Acme Markets	Lord & Taylor
Ellisburg Circle	SC	Philadelphia, PA-NJ	1992	27,033		100.0%	267,000	100%		47,366	Genuardi’s	Bed, Bath & Beyond / Ross
Feasterville	SC	Philadelphia, PA-NJ	1980	11,627		100.0%	111,000	100%		52,694	Genuardi’s	OfficeMax
Flourtown	SC	Philadelphia, PA-NJ	1980	8,742		100.0%	191,000	53%		41,511	Genuardi’s
Langhorne Square	SC	Philadelphia, PA-NJ	1985	17,614		100.0%	216,000	93%		55,000	Redner’s Warehouse Mkts.	Marshalls / Drug Emporium
Lawrence Park	SC	Philadelphia, PA-NJ	1980	24,436		100.0%	333,000	93%	31,400	43,359	Acme Markets	CHI / TJ Maxx
Northeast	SC	Philadelphia, PA-NJ	1983	21,777		100.0%	292,000	97%				Burlington Coat / Marshalls / Tower Records
Willow Grove	SC	Philadelphia, PA-NJ	1984	26,141		100.0%	215,000	100%				Barnes & Noble / Marshalls / Toys R Us
Wynnewood	SC	Philadelphia, PA-NJ	1996	35,211		100.0%	255,000	99%	32,000	98,000	Genuardi’s	Bed, Bath & Beyond / Borders / Old Navy

				215,756			2,420,000	94%

New York / New Jersey
Allwood	SC	Bergen-Passaic, NJ	1988	4,265		(7)	52,000	100%	3,507	25,025	Stop & Shop	Mandee Shop
Clifton	SC	Bergen-Passaic, NJ	1988	4,950		(7)	80,000	93%	3,262	26,500	Acme Markets	Drug Fair / Dollar Express
Blue Star	SC	Middlesex-Somerset-Hunterdon, NJ	1988	39,241		(7)	407,000	97%	26,769	43,365	Shop Rite	Kohl’s / Michaels / Toys R Us / Marshalls
Brunswick	SC	Middlesex-Somerset-Hunterdon, NJ	1988	21,057		(7)	303,000	99%	11,144	55,345	A&P
Rutgers	SC	Middlesex-Somerset-Hunterdon, NJ	1988	15,921		(7)	217,000	99%	12,909	44,456	Edwards Super Food	Kmart
Brick Plaza	SC	Monmouth-Ocean, NJ	1989	53,765		100.0%	409,000	90%	33,000	66,110	A&P	Loews Theatre / Barnes&Noble / Sports Authority
Greenlawn Plaza	SC	Nassau-Suffolk, NY	2000	10,999		100.0%	92,000	99%		45,958	Waldbaum’s
Hauppauge	SC	Nassau-Suffolk, NY	1998	26,269		100.0%	131,000	100%	16,700	60,791	Shop Rite
Huntington	SC	Nassau-Suffolk, NY	1988	22,387		(7)	279,000	89%	14,321			Buy Buy Baby / Toys R Us / Bed, Bath & Beyond

Federal Realty Investment Trust

Real Estate Status Report

September 30, 2003

Property Name	Type(1)	MSA Description	Year Acquired	Total Investment	Ownership Percentage	GLA (2)	% Leased	Mortgage or Capital Lease Obligation	Grocery Anchor GLA (3)	Grocery Anchor (3)	Other Principal Tenants
				(in thousands)				(in thousands)
Forest Hills	SR	New York, NY	1997	23,965	100.0%	86,000	100%				Midway Theatre / Duane Reade / Gap
Fresh Meadows	SC	New York, NY	1997	64,577	100.0%	408,000	93%				Value City /Kohl’s / Cineplex Odeon
Troy	SC	Newark, NJ	1980	20,511	100.0%	202,000	100%		64,209	Pathmark	A.C.Moore / Comp USA / Toys R Us
Hamilton	SC	Trenton, NJ	1988	7,791	(7)	190,000	100%	4,835	53,220	Shop Rite	A.C.Moore / Stevens Furniture

				315,697		2,856,000	96%

New England
Dedham Plaza	SC	Boston-Worcester-Lawrence-Lowell-Brockton, MA	1993	29,570	100.0%	245,000	97%				Pier One
Queen Anne Plaza	SC	Boston-Worcester-Lawrence-Lowell-Brockton, MA	1994	14,689	100.0%	149,000	100%		50,284	Victory Supermarket	TJ Maxx
Saugus Plaza	SC	Boston-Worcester-Lawrence-Lowell-Brockton, MA	1996	13,071	100.0%	171,000	100%		54,530	Super Stop & Shop	Kmart
Bristol Plaza	SC	Hartford, CT	1995	21,878	100.0%	296,000	95%		56,634	Super Stop & Shop	TJ Maxx
West Hartford	SR	Hartford, CT	1994- 1996	16,182	100.0%	126,000	83%
Greenwich Avenue	SR	New Haven-Bridgeport-Stamford-Waterbury	1994- 1996	19,386	100.0%	57,000	97%				Saks Fifth Avenue

				114,776		1,044,000	95%

Chicago
Crossroads	SC	Chicago, IL	1993	21,737	100.0%	173,000	100%				Comp USA / Golfsmith / Guitar Center
Finley Square	SC	Chicago, IL	1995	27,515	100.0%	313,000	100%				Bed, Bath & Beyond / Sports Authority
Garden Market	SC	Chicago, IL	1994	10,964	100.0%	140,000	97%		62,937	Dominick’s	Walgreens
North Lake Commons	SC	Chicago, IL	1998	12,989	100.0%	129,000	93%		77,303	Dominick’s
Evanston	SR	Chicago, IL	1995	3,220	100.0%	12,000	100%				Gap

				76,425		767,000	98%

Northeast Region - Other
Gratiot Plaza	SC	Detroit, MI	1973	16,647	100.0%	218,000	100%		68,802	Farmer Jack’s	Bed, Bath & Beyond / Best Buy
Lancaster	SC	Lancaster, PA	1980	9,889	(7)	107,000	97%	4,907	39,404	Giant Food	A.C.Moore

				26,536		325,000	99%

		Total Northeast Region		749,190		7,412,000	96%

West Region

California
Colorado Blvd	SR	Los Angeles-Long Beach, CA	1996- 1998	14,968	(8)	69,000	96%				Pottery Barn / Banana Republic
Hermosa Ave	SR	Los Angeles-Long Beach, CA	1997	4,591	90.0%	23,000	100%
Hollywood Blvd	SR	Los Angeles-Long Beach, CA	1999	26,074	90.0%	151,000	93%				General Cinema / Hollywood Ent. Museum
Third St Promenade	SR	Los Angeles-Long Beach, CA	1996- 2000	71,966	(9)	209,000	98%				J. Crew / Banana Republic / Old Navy
Escondido	SC	San Diego, CA	1996	24,802	70.0%	222,000	94%				Cost Plus / TJ Maxx / Toys R Us
Fifth Ave	SR	San Diego, CA	1996- 1997	12,091	(10)	51,000	97%				Urban Outfitters
150 Post Street	SR	San Francisco, CA	1997	29,707	100.0%	103,000	74%				Brooks Brothers / Williams Sonoma
Kings Court	SC	San Jose, CA	1998	11,409	(6)	79,000	98%		24,860	Lunardi’s Super Market	Longs Drug Store
Old Town	SR	San Jose, CA	1997	33,409	100.0%	96,000	96%				Borders / Gap Kids / Banana Republic
Santana Row	SR	San Jose, CA	1997	452,343	100.0%	444,000	81%				Crate & Barrel / Borders

				681,361		1,447,000	90%

West Region - Other
Mill Avenue	SR	Phoenix-Mesa, AZ	1998	11,046	(11)	40,000	100%				Gordon Biersch
Houston St	SR	San Antonio, TX	1998	59,299	100.0%	179,000	64%	250
				70,344		219,000	71%

		Total West Region		751,705		1,666,000	87%
Total				2,375,548		15,780,000	94%	355,175

Notes:

(1)	SR - Street Retail; SC - Shopping Center
(2)	Excludes redevelopment square footage not yet in service, Santana Row residential, Phase II and other future phases of Santana Row, and Rollingwood and Congressional Apartments .
(3)	Grocery anchor is defined as a grocery tenant leasing 15,000 square feet or more.
(4)	Portion of property subject to capital lease obligation.
(5)	Total investment includes dollars associated with the 146 units of the Crest at Congressional.
(6)	Property owned in a “downreit” partnership, of which the Trust is the sole general partner, with third party partners holding operating partnership units.
(7)	Property subject to capital lease obligation.
(8)	Consists of two properties, one at 100% and one at 90%.
(9)	Consists of nine properties, seven at 100% and two at 90%.
(10)	Consists of four properties, three at 100% and one at 90%.
(11)	Consists of two properties, one at 100% and one at 85%.

Federal Realty Investment Trust

Shopping Center / Street Retail Summary

September 30, 2003

Shopping Center Summary

(in thousands, except square footage data)

	For the nine months ended September 30,		For the year ended December 31,
	2003	2002	2002	2001	2000
Real Estate Assets, at cost	$1,338,954	$1,279,000	$1,287,887	$1,256,778	$1,248,770

Rental Income	$170,727	$158,550	$220,138	$211,664	$206,313
Other Property Income	6,552	6,346	8,507	8,988	7,488
Interest Income	684	1,538	1,906	3,175	3,067

Total Revenues	177,963	166,434	230,551	223,827	216,868

Rental Expense	33,147	28,731	41,406	40,541	40,513
Real Estate Tax Expense	19,220	17,916	24,056	22,577	21,338

Total Property Operating Expenses	52,367	46,647	65,462	63,118	61,851

Property Operating Income (1)	$125,596	$119,787	$165,089	$160,709	$155,017

Square Feet (2)	13,015,000	12,541,000	12,555,000	12,547,000	12,700,000

Street Retail Summary (in thousands, except square footage data)

	For the nine months ended September 30,		For the year ended December 31,
	2003	2002	2002	2001	2000
Real Estate Assets, at cost (3)	$1,036,594	$975,540	$1,018,939	$847,526	$606,143

Rental Income	$70,755	$54,982	$76,992	$61,990	$49,259
Other Property Income	6,639	5,046	7,083	4,956	3,535
Interest Income	3,121	2,224	3,250	3,415	4,465

Total Revenues	80,515	62,252	87,325	70,361	57,259

Rental Expense	26,921	20,465	32,077	22,167	15,108
Real Estate Tax Expense	6,453	5,001	6,929	5,761	4,859

Total Property Operating Expenses	33,374	25,466	39,006	27,928	19,967

Property Operating Income (1)	$47,141	$36,786	$48,319	$42,433	$37,292

Square Feet (2)	2,765,000	2,197,000	2,690,000	2,232,000	1,876,000

Notes:

(1)	All components of property operating income for the periods ended September 30, 2002, December 31, 2002, December 31, 2001 and December 31, 2000 have been restated for 2003 and 2002 discontinued asset sales.
(2)	Excludes redevelopment square footage not yet in service. Street Retail includes 444,000 square feet of Santana Row Phase I only. It does not include Phase II or any future phases of Santana Row or residential square footage at Santana Row, Rollingwood Apartments or Congressional Apartments.
(3)	Street Retail includes stabilized assets and assets which are in various stages of development and redevelopment. At September 30, 2003, real estate assets include $452 million related to the Santana Row development.

Federal Realty Investment Trust

Retail Leasing Summary (1) - Comparable Basis

September 30, 2003

New Lease Summary - Comparable (2)

Quarter	Number of Leases Signed	% of Total Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements (6)	Tenant Improvements Per Sq. Ft.
3rd Quarter 2003	28	38%	218,307	$14.21	$11.82	$522,865	20%	28%	10.9	$2,596,768	$11.90
2nd Quarter 2003	28	43%	87,912	$25.26	$20.29	$436,197	24%	28%	8.3	$443,910	$5.05
1st Quarter 2003	25	38%	166,415	$16.11	$12.30	$634,063	31%	41%	10.6	$3,245,153	$19.50
4th Quarter 2002	20	29%	84,857	$16.80	$14.20	$220,227	18%	22%	10.7	$485,714	$5.72

Total - 12 months	101	37%	557,491	$16.91	$13.66	$1,813,352	24%	30%	10.2	$6,771,545	$12.15

Renewal Lease Summary - Comparable (2) (7)

Quarter	Number of Renewals Signed	% of Total Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements (6)	Tenant Improvements Per Sq. Ft.
3rd Quarter 2003	45	62%	189,521	$21.41	$19.44	$373,441	10%	21%	5.0	$536,173	$2.83
2nd Quarter 2003	37	57%	165,717	$18.83	$17.24	$264,509	9%	23%	7.0	$106,700	$0.64
1st Quarter 2003	41	62%	207,725	$16.54	$15.14	$291,261	9%	24%	5.7	$315,041	$1.52
4th Quarter 2002	50	71%	183,151	$22.83	$20.76	$378,702	10%	29%	6.2	$564,416	$3.08

Total - 12 months	173	63%	746,114	$19.83	$18.08	$1,307,913	10%	24%	5.9	$1,522,330	$2.04

Total Lease Summary - Comparable (2)

Quarter	Number of Leases & Renewals Signed	% of Total Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements (6)	Tenant Improvements Per Sq. Ft.
3rd Quarter 2003	73	100%	407,828	$17.56	$15.36	$896,306	14%	24%	7.5	$3,132,941	$7.68
2nd Quarter 2003	65	100%	253,629	$21.06	$18.30	$700,706	15%	25%	7.5	$550,610	$2.17
1st Quarter 2003	66	100%	374,140	$16.35	$13.88	$925,325	18%	31%	7.8	$3,560,194	$9.52
4th Quarter 2002	70	100%	268,008	$20.92	$18.69	$598,929	12%	27%	7.4	$1,050,130	$3.92

Total - 12 months	274	100%	1,303,605	$18.58	$16.19	$3,121,265	15%	27%	7.6	$8,293,875	$6.36

Notes:

(1)	Leases on this report represent retail activity only; office and residential leases are not included.
(2)	Comparable leases represent those leases signed on spaces for which there was a former tenant.
(3)	Contractual Rent represents contractual Minimum Rent under the new lease for the first 12 months of the term.
(4)	Prior Rent represents Minimum Rent and Percentage Rent paid by the prior tenant in the final 12 months of the term.
(5)	Weighted average is determined on the basis of square footage.
(6)	See Glossary of Terms
(7)	Renewal leases represent expiring leases rolling over with the same tenant. All other leases are categorized as new.

21

Federal Realty Investment Trust

Retail Leasing Summary (1) - Non-Comparable Basis (cash, non-straight-lined basis)

September 30, 2003

New Lease Summary - Non-Comparable (2)

Quarter	Number of Leases Signed	% of Total Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Weighted Average Lease Term (4)	Tenant Improvements (5)	Tenant Improvements Per Sq. Ft.
3rd Quarter 2003	11	100%	85,426	$24.59	17.3	$50,000	$0.59
2nd Quarter 2003	12	92%	70,475	$15.35	18.3	$1,050,000	$14.90
1st Quarter 2003	10	91%	150,407	$34.48	10.4	$436,775	$2.90
4th Quarter 2002	21	100%	44,874	$29.89	7.9	$225,118	$5.02

Total - 12 months	54	96%	351,182	$27.65	12.4	$1,761,893	$5.02

Renewal Lease Summary - Non-Comparable (2) (6)

Quarter	Number of Renewals Signed	% of Total Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Weighted Average Lease Term (4)	Tenant Improvements (5)	Tenant Improvements Per Sq. Ft.
3rd Quarter 2003	0	0%	—	$—	0.0	$—	$—
2nd Quarter 2003	1	8%	1,604	$12.00	5.0	$—	$—
1st Quarter 2003	1	9%	7,473	$11.58	10.0	$—	$—
4th Quarter 2002	0	0%	—	$—	0.0	$—	$—

Total - 12 months	2	4%	9,077	$11.65	9.1	$—	$—

Total Lease Summary - Non-Comparable (2)

Quarter	Number of Leases & Renewals Signed	% of Total Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Weighted Average Lease Term (4)	Tenant Improvements (5)	Tenant Improvements Per Sq. Ft.
3rd Quarter 2003	11	100%	85,426	$24.59	17.3	$50,000	$0.59
2nd Quarter 2003	13	100%	72,079	$15.28	18.1	$1,050,000	$14.57
1st Quarter 2003	11	100%	157,880	$33.39	10.4	$436,775	$2.77
4th Quarter 2002	21	100%	44,874	$29.89	7.9	$225,118	$5.02

Total - 12 months	56	100%	360,259	$27.25	12.4	$1,761,893	$4.89

Notes:

(1)	Leases on this report represent retail activity only; office and residential leases are not included.
(2)	Non-comparable leases represent those leases signed on spaces for which there was no former tenant, or expansion square footage for leases rolling over for which there was no former tenant.
(3)	Contractual Rent represents contractual Minimum Rent under the new lease for the first 12 months of the term.
(4)	Weighted average is determined on the basis of square footage.
(5)	See Glossary of Terms.
(6)	Renewal leases represent expiring leases rolling over with the same tenant. All other leases are categorized as new.

Federal Realty Investment Trust

Lease Expirations

September 30, 2003

Assumes no exercise of lease options

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF (2)	% of Anchor SF	Minimum Rent PSF (3)	Expiring SF (2)	% of Small Shop SF	Minimum Rent PSF (3)	Expiring SF (2)	% of Total SF	Minimum Rent PSF (3)
2003	25,000	0%	$6.10	177,000	3%	$19.01	202,000	1%	$17.41
2004	463,000	6%	$7.33	650,000	10%	$22.22	1,113,000	8%	$16.02
2005	505,000	6%	$12.61	911,000	14%	$22.77	1,416,000	10%	$19.15
2006	505,000	6%	$11.31	832,000	12%	$24.95	1,337,000	9%	$19.80
2007	692,000	9%	$10.24	973,000	15%	$25.60	1,665,000	11%	$19.22
2008	870,000	11%	$12.34	816,000	12%	$24.50	1,686,000	11%	$18.22
2009	739,000	9%	$11.31	497,000	7%	$30.59	1,236,000	8%	$19.06
2010	215,000	3%	$12.95	319,000	5%	$27.18	534,000	4%	$21.45
2011	394,000	5%	$21.70	398,000	6%	$33.78	792,000	5%	$27.77
2012	551,000	7%	$12.04	358,000	5%	$41.05	909,000	6%	$23.47
Thereafter	3,178,000	39%	$15.83	753,000	11%	$32.04	3,931,000	27%	$18.94

Total	8,137,000	100%	$13.53	6,684,000	100%	$26.98	14,821,000	100%	$19.60

Assumes lease options are exercised

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF (2)	% of Anchor SF	Minimum Rent PSF (3)	Expiring SF (2)	% of Small Shop SF	Minimum Rent PSF (3)	Expiring SF (2)	% of Total SF	Minimum Rent PSF (3)
2003	—	0%	$—	126,000	2%	$16.24	126,000	1%	$16.24
2004	89,000	1%	$6.66	452,000	7%	$22.55	541,000	4%	$19.93
2005	19,000	0%	$15.58	544,000	8%	$23.28	563,000	4%	$23.02
2006	54,000	1%	$12.27	500,000	7%	$27.02	554,000	4%	$25.58
2007	141,000	2%	$4.72	595,000	9%	$25.91	736,000	5%	$21.85
2008	150,000	2%	$12.72	516,000	8%	$25.95	666,000	4%	$22.97
2009	294,000	4%	$11.35	433,000	6%	$32.39	727,000	5%	$23.88
2010	158,000	2%	$13.44	351,000	5%	$28.88	509,000	3%	$24.09
2011	114,000	1%	$17.41	481,000	7%	$27.39	595,000	4%	$25.48
2012	256,000	3%	$15.19	436,000	7%	$35.80	692,000	5%	$28.18
Thereafter	6,862,000	84%	$17.47	2,250,000	34%	$32.50	9,112,000	61%	$21.18

Total	8,137,000	100%	$16.63	6,684,000	100%	$28.92	14,821,000	100%	$22.17

Notes:

(1)	Anchor is defined as a tenant leasing 15,000 square feet or more.
(2)	Represents occupied square footage as of September 30, 2003.
(3)	Minimum Rent reflects contractual rent at the end of the term or option. For leases with CPI or market based increases, such increases are excluded from analysis.

Federal Realty Investment Trust

Occupancy Summary—Overall

September 30, 2003

Overall Occupancy (1) (Quarter to Quarter Analysis)

	At September 30, 2003 (3)			At September 30, 2002
Type	Size	Leased	Occupancy	Size	Leased	Occupancy
Retail Properties – Excluding Santana Row (2)	15,336,000	14,461,000	94.3%	14,738,000	14,081,000	95.5%
Retail Properties – Including Santana Row Phase I (2)	15,800,000	14,821,000	93.8%	N/A	N/A	N/A
Rollingwood Apartments (# of units) (4)	282	278	98.6%	282	279	98.9%

Overall Occupancy (1) (Rolling 12 Months)

	At September 30, 2003 (3)			At June 30, 2003 (3)
Retail Properties – Excluding Santana Row (2)	15,336,000	14,461,000	94.3%	15,370,000	14,392,000	93.6%
Retail Properties – Including Santana Row Phase I (2)	15,800,000	14,821,000	93.8%	15,814,000	14,728,000	93.1%
Rollingwood Apartments (# of units) (4)	282	278	98.6%	282	277	98.2%

	At March 31, 2003 (3)			At December 31, 2002 (3)
Retail Properties – Excluding Santana Row (2)	15,254,000	14,487,000	95.0%	14,801,000	14,128,000	95.5%
Retail Properties – Including Santana Row Phase I (2)	15,698,000	14,807,000	94.3%	15,245,000	14,442,000	94.7%
Rollingwood Apartments (# of units) (4)	282	278	98.6%	282	275	97.5%

Notes:

(1)	See Glossary of Terms
(2)	Leasable square feet; excludes redevelopment square footage not yet placed in service and Phase II and other future phases of Santana Row.
(3)	Includes 444,000 square feet of Santana Row Phase I.
(4)	Residential occupancy for Santana Row is included in the Santana Row Summary schedule.

Federal Realty Investment Trust

Occupancy Summary—Same Center

September 30, 2003

Same Center Occupancy (1) (Quarter to Quarter Comparison)

	At September 30, 2003			At September 30, 2002
Type	Size	Leased	Occupancy	Size	Leased	Occupancy
Retail Properties (leasable square feet) (2)	14,704,000	13,991,000	95.2%	14,368,000	13,756,000	95.7%
Rollingwood Apartments (# of units)	282	278	98.6%	282	279	98.9%

Same Center Occupancy (1) (Rolling 12 Months)

	At September 30, 2003			At June 30, 2003
Retail Properties (leasable square feet) (2)	14,704,000	13,991,000	95.2%	14,676,000	13,914,000	94.8%
Rollingwood Apartments (# of units)	282	278	98.6%	282	277	98.2%

	At March 31, 2003			At December 31, 2002
Retail Properties (leasable square feet) (2)	14,689,000	14,076,000	95.8%	14,603,000	13,965,000	95.6%
Rollingwood Apartments (# of units)	282	278	98.6%	282	275	97.5%

Notes:

(1)	See Glossary of Terms.
(2)	Excludes centers purchased or sold as well as properties under development and redevelopment.

Federal Realty Investment Trust

Summary of Top 25 Tenants - Prospective (October 2003 through September 2004)

September 30, 2003

Rank	Tenant Name	Annualized Base Rent	Percentage of Total Annualized Base Rent	Tenant GLA		Percentage of Total GLA	Number of Stores Leased
1	Gap, Inc., The	$6,158,114	2.43%	210,275		1.33%	11
2	Ahold USA, Inc.	$5,737,029	2.26%	501,801		3.18%	10
3	Safeway, Inc.	$5,625,651	2.22%	412,536		2.61%	7
4	Bed, Bath & Beyond, Inc.	$5,007,163	1.97%	358,165		2.27%	8
5	CVS Corporation	$3,860,704	1.52%	164,956		1.05%	14
6	Barnes & Noble, Inc.	$3,747,341	1.48%	167,765		1.06%	18
7	TJX Companies, The	$3,469,865	1.37%	340,547		2.16%	10
8	Toys R Us, Inc.	$3,060,610	1.21%	325,582		2.06%	10
9	Borders Group, Inc.	$2,780,108	1.09%	135,181		0.86%	5
10	OPNET Technologies, Inc.	$2,405,564	0.95%	60,466		0.38%	1
11	Great Atlantic &Pacific Tea Co	$2,380,178	0.94%	239,215		1.52%	4
12	MTS, Inc.	$2,325,659	0.92%	91,122		0.58%	5
13	Dollar Tree Stores, Inc.	$2,223,959	0.88%	176,834		1.12%	17
14	Home Depot, Inc.	$2,207,180	0.87%	243,660		1.54%	3
15	Dress Barn, Inc.	$1,981,839	0.78%	92,588		0.59%	13
16	Wakefern Food Corporation	$1,980,032	0.78%	157,376		1.00%	3
17	CompUSA, Inc.	$1,921,184	0.76%	108,219		0.69%	4
18	Kohl’s Corporation	$1,904,874	0.75%	390,626		2.48%	3
19	Bally’s Health & Tennis	$1,781,460	0.70%	139,546		0.88%	5
20	Linens’ N Things	$1,704,059	0.67%	108,169		0.69%	3
21	Whole Foods Market, Inc.	$1,689,712	0.67%	81,874		0.52%	3
22	Saks & Company	$1,635,300	0.64%	35,550		0.23%	1
23	Loews Cineplex Entertainment	$1,569,595	0.62%	91,288		0.58%	3
24	Viacom International, Inc.	$1,569,114	0.62%	65,592		0.42%	12
25	Albertson’s, Inc.	$1,497,464	0.59%	137,523		0.87%	5

	Totals - Top 25 Tenants	$70,223,761	27.65%	4,836,456		30.65%	178

	Total Annualized Base Rent:	$253,930,859

	Total Portfolio Square Footage:			15,780,000	(1)(2)

Note:

(1)	Excludes redevelopment square footage not yet placed in service.
(2)	Includes 444,000 square feet of Santana Row Phase I, but not Phase II or any future Phases of Santana Row.

Federal Realty Investment Trust

Reconciliation of Non-GAAP Disclosures

September 30, 2003

1a. Reconciliation of 2003 EPS to 2003 FFO Guidance ($ millions except per share amounts)

	Forecast	Per Share
Net Income Available to Common Shareholders	$61.3	$1.26
Adjustment to Net Income for Preferred Stock Redemption	3.4	0.07
(Gain) on Sale of Real Estate	(12.1)	(0.25)
Depreciation and Amortization of Real Estate	72.5	1.49
Income Attributable to Operating Partnership Units	1.3	0.03

Funds from Operations Before Preferred Stock Redemption	126.4	2.60
Preferred Stock Redemption	(3.4)	(0.07)

Funds from Operations	$123.0	$2.53

Weighted Average Shares (diluted)		48.6

1b. Reconciliation of 2004 EPS to 2004 FFO Guidance ($ millions except per share amounts)

	Forecast			Per Share
Net Income Available to Common Shareholders	$53.8	to	$55.7	$1.06	to	$1.10
Depreciation and Amortization of Real Estate	82.6		82.6	1.64		1.64
Income Attributable to Operating Partnership Units	1.2		1.2	0.02		0.02

Funds from Operations	$137.6	to	$139.5	$2.72	to	$2.76

Weighted Average Shares (diluted)						50.5

Glossary of Terms

EBITDA: EBITDA is a non-GAAP measure that means net income or loss plus interest expense, income taxes, depreciation and amortization; adjusted for gain or loss on sale of assets, impairment provisions, provision for loss on equity securities and other nonrecurring expenses. EBITDA is presented because it provides useful information regarding our ability to service debt, EBITDA should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. The reconciliation of EBITDA, adjusted for discontinued operations, to net income for the nine months ended September 30, 2003 and 2002 is as follows:

	For the Nine Months Ended September 30,
	2003	2002
Net income (loss)	$59,097	$52,508
Depreciation and amortization	54,317	47,826
Interest	54,550	45,313
(Gain) on sale of real estate net of loss on abandoned developments held for sale	(7,723)	(9,454)

EBITDA	$160,241	$136,193

Funds From Operations (FFO): FFO is a supplemental measure of real estate companies’ operating performances. The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as follows: income available for common shareholders before depreciation and amortization of real estate assets and before extraordinary items less gains and losses on sale of real estate. NAREIT developed FFO as a relative measure of performance and liquidity of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO does not represent cash flows from operating activities in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events in the determination of net income); should not be considered an alternative to net income as an indication of our performance; and is not necessarily indicative of cash flow as a measure of liquidity or ability to pay dividends. We consider FFO a meaningful, additional measure of operating performance because it primarily excludes the assumption that the value of the real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. Comparison of our presentation of FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in the application of the NAREIT definition used by such REITs.

Property Operating Income: Gross revenues, including interest income, less rental expenses and real estate taxes.

Occupancy: The portion of the property for which the Trust is collecting rent, or for which a lease has been signed but the term has not yet commenced, divided by the total square footage available for lease.

Overall Occupancy: Occupancy for the entire portfolio - includes all operating properties owned in reporting period.

Same Center Occupancy: Occupancy for only those properties owned and operating in the periods being compared. Excludes centers purchased or sold as well as properties under redevelopment and development.

Tenant improvements: Represents the total dollars committed for the improvement (fit-out) of a space as it relates to a specific lease. The amounts shown represent not only the estimated cost to fit-out the tenant space, but may also include base building costs (i.e. expansion, escalators or new entrances) which are required to make the space leasable.